UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

HUNTSMAN INTERNATIONAL LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 584-5700

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Settlement Agreement

On June 22, 2009, Huntsman Corporation (the “Company”) entered into an Agreement of Compromise and Settlement (the “Settlement Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Deutsche Bank Securities Inc. (“Deutsche Bank,” and together with Credit Suisse, the “Defendants”).  The Settlement Agreement concerns certain litigation matters related to that certain Agreement and Plan of Merger, dated July 12, 2007, among the Company, Hexion Specialty Chemicals, Inc. (“Hexion”) and Nimbus Merger Sub Inc.

Under the Settlement Agreement, upon full and final payment of all amounts due to the Company as described below, the Company and the Defendants agreed to take all necessary and appropriate action to obtain the dismissal with prejudice of the lawsuit filed in the Ninth District Court of Montgomery, Texas.

Pursuant to the Settlement Agreement, the Defendants paid the Company an aggregate of $1.73 billion on June 23, 2009. Of the $1.73 billion, the Defendants (i) paid the Company a total cash payment of $620 million, (ii) purchased $600 million aggregate principal amount of 5½% Senior Notes due 2016 (the “Notes”) from the Company’s subsidiary, Huntsman International LLC (“HI”), (iii) provided $500 million in additional senior secured term loan financing to HI and (iv) reimbursed $12 million of the Company’s litigation costs.

The Company has previously disclosed that it entered into a settlement with Hexion, Apollo Management LLC (“Apollo”), and certain of their affiliates (the “Apollo Settlement”). The contingent interest in litigation proceeds granted to Apollo under the Apollo Settlement expired when trial commenced, and Apollo is not entitled to receive any portion of the proceeds the Company will receive under the Settlement Agreement. Consistent with the terms of the Apollo Settlement, the Settlement Agreement with Credit Suisse and Deutsche Bank requires that those entities release any claims for indemnity or contribution against the Apollo entities other than claims for indemnification of attorneys’ fees and litigation costs. The Company was not required to indemnify the Apollo entities for such matters under the Apollo Settlement, and was not required to (and therefore did not) obtain a release for Apollo or Hexion of the Defendants’ claim for indemnification of the Defendants’ own attorneys’ fees and litigation costs.

In addition, under the Settlement Agreement, the Company will indemnify and hold harmless the Defendants and the Defendants will indemnify and hold harmless the Company from the claims released upon the effective date of the Settlement Agreement for any costs or expenses incurred in defending a claim asserted after the effective date of the Settlement Agreement.

The foregoing does not constitute a complete summary of the terms of the Settlement Agreement.  The description of the terms of the Settlement Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1.

Note Purchase Agreement

Also on June 22, 2009, HI entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Defendants, pursuant to which the Defendants purchased the Notes from HI.  The notes are senior unsecured obligations of HI and are guaranteed by certain subsidiaries of HI named as guarantors (the “Subsidiary Guarantors”).  The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The Notes will be governed by an Indenture imposing certain limitations on the ability of HI and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, enter into transactions with affiliates, create dividend or other payment restrictions affecting restricted subsidiaries and merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.

The Notes bear interest at the rate of 5½% per year payable semi-annually on June 30 and December 31 of each year, beginning on December 31, 2009.  The Notes will mature on June 30, 2016.  HI may redeem the Notes in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that HI purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes in cash pursuant to the offer described by HI, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

The foregoing does not constitute a complete summary of the terms of the Note Purchase Agreement.  The description of the terms of the Note Purchase Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.2.

Fourth Amendment to Credit Agreement

Also on June 22, 2009, HI entered into a Fourth Amendment to Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, in their capacities as lenders (collectively, the “Term Loan Lenders”) , and Deutsche Bank AG New York Branch, as Administrative Agent, amending certain terms of HI’s existing senior secured credit facilities.  The Amendment created a new tranche of dollar denominated terms loans in an amount equal to $500,000,000 that matures on June 30, 2016 (the “Term Loan”).

Borrowings under the Term Loan bear interest, at HI’s option, at the prime rate plus 1.25% or LIBOR plus 2.25%.  The Amendment did not create any additional financial covenants or other restrictions with respect to the Term Loan, though the existing covenants and restrictions under the senior secured credit facilities apply to the Term Loan.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.3.

Registration Rights Agreement

In connection with the issuance of the Notes, HI, the Subsidiary Guarantors and the Defendants entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  If the Notes are not freely tradable on the 366th day following the date on which the Indenture Note is issued, HI and the Subsidiary Guarantors have agreed pursuant to the Registration Rights Agreement to use their reasonable best efforts to cause an exchange registration statement to become effective and to conduct offers to exchange the Notes for new notes that are otherwise identical, except that the issuance of such notes shall have been registered under the Securities Act.  If HI and the Subsidiary Guarantors fail to consummate this exchange offer, they have agreed to use their reasonable best efforts to cause a shelf registration statement covering resales of the Notes to become effective.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement.  The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.4.

Voting Agreement

On June 22, 2009, HI and the Term Loan Lenders also entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Term Loan Lenders are required to vote their interests with respect to any proposed amendment, modification, supplement, waiver, discharge, termination or other change to the senior secured credit facilities on a proportionate basis in accordance with the vote of all other lenders.  The Voting Agreement provides for certain exceptions to the Term Loan Lenders’ obligations, including votes with respect to matters that would change the maturities or principal amounts outstanding under the senior secured credit facilities.

The foregoing does not constitute a complete summary of the terms of the Voting Agreement.  The description of the terms of the Voting Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.5.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Note Purchase Agreement and the Term Loan is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure.

On June 23, 2009, the Company issued a press release announcing the Settlement Agreement.  A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Agreement of Compromise and Settlement, dated as of June 22, 2009, by and among Huntsman Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

10.2

Form of Note Purchase Agreement, dated as of June 22, 2009, by and among Huntsman International LLC and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit B to Exhibit 10.1 filed herewith).

10.3	Fourth Amendment to Credit Agreement, dated as of June 22, 2009, by and among Huntsman International LLC and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

10.4

Form of Registration Rights Agreement dated as of June 23, 2009, by and among Huntsman International LLC, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 3 to Exhibit 10.2 filed herewith).

10.5	Voting Agreement, dated as of June 22, 2009, by and among Huntsman International LLC, Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch.

99.1	Press Release dated June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009	HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

	By:	/s/ TROY M. KELLER
	Name:	Troy M. Keller
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Agreement of Compromise and Settlement, dated as of June 22, 2009, by and among Huntsman Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

10.2

Form of Note Purchase Agreement, dated as of June 22, 2009, by and among Huntsman International LLC and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit B to Exhibit 10.1 filed herewith).

10.3	Fourth Amendment to Credit Agreement, dated as of June 22, 2009, by and among Huntsman International LLC and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

10.4

Form of Registration Rights Agreement dated as of June 23, 2009, by and among Huntsman International LLC, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 3 to Exhibit 10.2 filed herewith).

10.5	Voting Agreement, dated as of June 22, 2009, by and among Huntsman International LLC, Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch.

99.1	Press Release dated June 23, 2009.